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                                                                    EXHIBIT 99.1

                                               For further information, contact:

                                                                           Media
                                                                 Sophia Twaddell
                                                         Fleishman-Hillard, Inc.
                                                                  (312) 751-3738
                                                          twaddels@fleishman.com
                                                          ----------------------

                                                                       Investors
                                                                  Maija Jacobson
                                                         Fleishman-Hillard, Inc.
                                                                  (312) 751-4193
                                                          jacobsom@fleishman.com
                                                          ----------------------

FOR IMMEDIATE RELEASE


                INSMED ANNOUNCES POSITIVE SOMATOKINE(R) DATA IN
                         PATIENTS WITH TYPE 2 DIABETES

RICHMOND, VA -- (March 20, 2001) -- Insmed Incorporated (Nasdaq: INSM) today announced positive results following a full analysis of its previously reported Phase II trial of SomatoKine(R) in patients with Type 2 diabetes. SomatoKine is a recombinant protein being developed as an injectable insulin sensitizer targeted towards the treatment of patients with either Type 1 or Type 2 diabetes who are unable to maintain adequate blood glucose control.

"Not only are we very pleased with the improvement in patients with Type 2 diabetes, the findings support previously reported results in patients with Type 1 diabetes," said Geoffrey Allan, Ph.D., president and chief executive officer of Insmed. "We also found that SomatoKine was well tolerated and patients responded quickly and positively. In sum, these results suggest that SomatoKine may have a unique role in the treatment of patients with diabetes who are unable to maintain adequate blood glucose control with currently available therapies."

This trial was a randomized, open-label, parallel design dose-ranging study of 14-day duration to determine the efficacy of SomatoKine in subjects with Type 2 diabetes. Data from the study revealed statistically and clinically significant results in several key measures. At all dosages and via all routes of administration, average daily insulin requirements in SomatoKine-treated patients decreased, as did the corresponding average daily fasting glucose levels.

In twelve patients treated with 2 mg/kg/day via subcutaneous six-hour infusion overnight, daily insulin required decreased 82.6 percent and blood glucose levels decreased 36.9 percent. In ten patients treated with 2mg/kg/day via continuous subcutaneous infusion, daily insulin required
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decreased by 67.7 percent and blood glucose levels decreased 32.5 percent. In 14 patients treated with 2 mg/kg twice daily via subcutaneous injection, average daily insulin requirements decreased 56.4 percent, with a corresponding drop in blood glucose levels of 31.7 percent. In 15 patients treated with 1 mg/kg/day via a single, subcutaneous injection at bedtime, SomatoKine produced a 51.2 percent decrease in insulin use and 33.7 percent decrease in blood glucose levels.

"These results demonstrate that SomatoKine can be an effective adjunct to insulin in patients with Type 2 diabetes whose diabetes is poorly controlled," added Dr. Alan Moses, Chief Medical Officer of the Joslin Diabetes Center at Harvard Medical School, and one of the principal investigators of the study. "SomatoKine may have a significant place in the pharmacotherapy of Diabetes Mellitus."

The company anticipates that the detailed study results will be presented at both the American Diabetes Association annual meeting and at the annual Endocrine Society meeting in June 2001. The American Diabetes Association abstract will be presented by Alan Moses, M.D., Chief Medical Officer of the Joslin Diabetes Center and Professor of Medicine, Harvard Medical School, and David Clemmons, M.D., Chief, Division of Endocrinology, University of North Carolina, will present the Endocrine Society abstract.

SomatoKine is the human recombinant equivalent of the natural complex formed by the hormone insulin-like growth-factor-I (IGF-I) and its major regulatory binding protein (BP-3). IGF-I, in concert with insulin and other hormones, plays an important role in the natural regulation of glucose control. The BP-3 component contains biological information important for the regulation of IGF-I bioavialability, biodistribution, and bioactivity. Insmed is developing SomatoKine for the treatment of Type 1 and 2 diabetes.

About Insmed Incorporated

Insmed Incorporated is a biopharmaceutical company focused on the discovery and development of pharmaceutical products for the treatment of metabolic diseases and endocrine disorders associated with insulin resistance. Further information is available at www.insmed.com.
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                                     # # #

Statements included within this press release, which are not historical in nature, may constitute forward-looking statements for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements regarding expected financial position, results of operations, cash flows, dividends, financing plans, business strategies, operating efficiencies or synergies, budgets, capital and other expenditures, competitive positions, growth opportunities for existing or proposed products or services, plans and objectives of management, demand for new pharmaceutical products, market trends in the pharmaceutical business, inflation and various economic and business trends. Such forward-looking statements are subject to numerous risks and uncertainties, including risks that product candidates may fail in the clinic or may not be successfully marketed, the company may lack financial resources to complete development of product candidates, competing products may be
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more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission. As a result of these and other risks and uncertainties, actual results may differ materially from those described in this press release.